October 2009 Power to Perform Proposed Amendments to 2010 and 2011 Convertible Debentures Exhibit 1.1

Notice to United States Debentureholders

The solicitation described herein is made for the securities of a Canadian entity and is subject to Canadian disclosure requirements that are different from those of the United States.  Financial statements included or incorporated by reference in the Management Information Circular related to the solicitation have been prepared in accordance with
Canadian generally accepted accounting principles and are subject to Canadian auditing and auditor independence standards, which differ from United States generally accepted accounting principles and United States auditing and auditor independence standards.  As a result, such financial statements may not be comparable to the financial statements of United States companies.
Paramount is an unincorporated open-ended income trust established under the laws of the Province of Alberta,
Canada.  It may be difficult for U.S. debentureholders to enforce their rights and any claim that they may have arising under United States federal or state securities laws, as Paramount and its administrator are organized or incorporated, as applicable, under the laws of Alberta, Canada, all or most of their assets are located in Canada, and all of the officers and directors of the administrator of Paramount are residents of Canada.  You may not be able to sue a foreign entity or its officers or directors in a foreign court for violations of U.S. federal or state securities laws.
It may be difficult to compel a foreign entity and its affiliates to subject themselves to a U.S. court's judgment.

Disclaimer to Security Holders

Certain information regarding Paramount Energy Trust (“PET”) in this presentation may constitute forward-looking statements under applicable securities laws. Forward-looking statements may be identified by words like “forecast”,
“estimated”, “expected” or similar expressions. These forward looking statements are based on certain assumptions that involve a number of risks and uncertainties and are not guarantees of future performance. Risks and uncertainties may include, without limitation, risks associated with gas exploration, development, exploitation, production, marketing and transportation, changes to the proposed royalty regime prior to implementation and thereafter, loss of markets, volatility of commodity prices, currency fluctuations, imprecision of reserve estimates, environmental risks, competition from other producers, inability to retain drilling rigs and other services, capital expenditure costs, including drilling, completion and facilities costs, unexpected decline rates in wells, delays in projects and/or operations resulting from surface conditions, wells not performing as expected, delays resulting from or inability to obtain required regulatory approvals and ability to access sufficient capital from internal and external sources.
These forward looking statements are based on certain assumptions that involve a number of risks and uncertainties and are not guarantees of future performance. As a consequence, actual results may differ materially from those anticipated in the forward-looking statements as a result of changes in PET’s plans, changes in commodity prices, regulatory changes, general economic, market and business conditions as well as production, development and operating performance and other risks associated with oil and gas operations.
Furthermore, the forward-looking statements contained in this presentation are made as at the date of this presentation and PET does not undertake any obligation to update publicly or to revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be expressly required by applicable securities laws.

Market Profile
• Trust Units Outstanding at Sept 30, 2009 (PMT.UN) 123.5 million
• Management Ownership 22%
• Unit Price (one week weighted average) $ 5.52
• Current Distribution (monthly) $ 0.05
• Current Annualized Yield 11%
• YTD Average Daily Trading Volume 375,000
• Market Capitalization at Oct 13, 2009 $ 680 million
• Convertible Debentures $ 230 million
(PMT.DB.A; PMT.DB.B; PMT.DB.C)
• Net Bank Debt (Sept 30, 2009) $ 290 million
• Enterprise Value $  1.2 billion

• Net current bank debt ~$290 million (following September 30 th
$41 million hedge
crystallization and reset)
• Combined current borrowing bases on credit facilities $410 million
PET - $400 million (October redetermination)
Severo - $10 million (confirmed through April 2010)
• Convertible debentures of $230.2 million effectively represent term debt with the majority maturing in 2011 and 2012.
Healthy Balance Sheet
TSX Symbol Amount
Outstanding
Coupon
Rate
Conversion
Price
Maturity
Date
10 Day Weighted
Avg. Trading
Price
PMT.DB.A $ 55.3 million 6.25% $ 19.35 June 30, 2010 $100
PMT.DB.B $ 100.0 million 6.25% $ 23.80 April 30, 2011 $ 99
PMT.DB.C $ 74.9 million 6.5% $ 14.20 June 30, 2012 $ 95
• Premium Drip Plan implemented September 21, 2009
• Mark-to-market value of post-2009 in-the-money hedges at October 2009 ~ $80 million
• 2009 ending net bank debt to 2009 cash flow ratio projected at 1.3 times

Strategy
• Protect the level of the Trust’s monthly distributions and manage the balance sheet
• Enhance or protect the economics of an acquisition as prices vary from those forecast
• Enhance or protect capital program economics
• Capitalize on perceived market anomalies
Price Risk Management

(1) Additional  “call” option contracts are outstanding as of October 13, 2009 as presented in the management’s discussion and analysis (“MD&A”)
(2) Futures price reflects forward market prices as at October 13, 2009
(3) Calculated using production capability of 205,000 GJ/d, including gas over bitumen and voluntary economic shut-in volumes and Profound Energy Inc. production
Current Hedge Position
Term Volumes at
AECO
(GJ/day)
Price
($/GJ)
AECO/NYMEX
Futures Price ($/GJ)
% of Current
Production Capability
November 2009 – March 2010 110,000 $5.38 $5.21 54%
April 2010 – October 2010 107,500 $7.24 $5.40 52%
November 2010 – March 2011 117,500 $7.77 $6.37 57%
April 2011 – October 2011 50,000 $6.33 $5.85 24%
January 2013 – March 2013 89,679 $6.79 $6.84 44%
(1)
(2)
Excluding Realized Gains Of $158 Million in 2009, The Value
Of The Trust’s Hedge Book = $80 Million
(3)

• Proposal to seek Debentureholder approval to amend:
$55.27 million 6.25% convertible unsecured subordinated debentures convertible at $19.35 due June 30, 2010 (the “2010 Debentures”) ; and
$99.97 million 6.25% convertible unsecured subordinated debentures convertible at $23.80 due April 30, 2011 (the “2011 Debentures”)
$155.24 million 6.75% convertible unsecured subordinated debentures convertible at $8.40 due October 31, 2016 (the “Amended Debentures”)
Overview of Proposed Amendments

…
$55.27
$99.97
$74.90
$155.24
$0
$20
$40
$60
$80
$100
$120
$140
$160
2010 2011 2012 2016
Paramount's Convertible Debenture Maturity Schedule

• Increase the coupon by 0.50% from 6.25% to 6.75%
• Reduce conversion price to $8.40
• Four year non-call feature (to October 31, 2013)
• Extend the maturity date to October 31, 2016
Overview of Proposed Amendments

Effective Four Year Call Option on Natural Gas Prices

Enhanced Economic Terms
All Other Terms And Conditions Of Debentures Remain Unchanged
Conversion Price
2010 Debentures: $19.35 per unit
2011 Debentures: $23.80 per unit
Summary of Key Terms:
Face Value
Amended Debentures 2010 Debentures and 2011 Debentures
$155,243,000 principal amount
2010 Debentures: $55,271,000 principal amount
2011 Debentures: $99,972,000 principal amount
Maturity Date October 31, 2016
2010 Debentures: June 30, 2010
2011 Debentures: April 30, 2011
Coupon 6.75%
2010 Debentures: 6.25%
2011 Debentures: 6.25%
$8.40 per unit
Redemption
Listing
2010 Debentures: PMT.DB.A
2011 Debentures: PMT.DB.B
The TSX has conditionally approved the
listing of the Amended Debentures under
the symbol PMT.DB.D
October 31, 2013 – October 31, 2014 at $1,050
October 31, 2014 – October 31, 2015 at $1,025
October 31, 2015 – October 31, 2016 at $1,000
2010 Debentures: To June 30, 2010 at $1,025
2011 Debentures: To April 30, 2010 at $1,050
From April 30, 2010 – April 30, 2011 at
$1,025

• Maturity of Debentures in 2010 and 2011 is a significant component of
Paramount’s capital structure
• Enhances liquidity to enable the Trust to pursue strategic growth
• Enables capital to be re-directed towards value maximizing opportunities versus debt retirement
• Permits the Trust’s financial and operational performance to be more appropriately valued
• Attracts new investors and provides a more liquid market for both the units and the Debentures
• Permits the Trust to capitalize on future external growth opportunities that may materialize
• Board of Directors recommends Debentureholders CONSENT TO/VOTE FOR the Debenture Amendments

Proposed Amendments: Rationale

• Receive meaningful equity option value
• Debentureholders’ interests more closely aligned with unitholders’ interests
• Opportunity to re-invest on a commission free basis (no transaction costs to
Debentureholders)
• Consistent with management’s long term conservative approach to balance sheet structure
• Consolidation of the 2010 Debentures and the 2011 Debentures may yield greater secondary market trading liquidity
Benefits Of Proposed Amendments:
Debentureholders

• Strengthens the balance sheet
• Simplifies the capital structure
• Re-embraces a component of the investor base
• Removes future refinancing risk on Debentures
• Amended Debentures less dilutive than other future financing options
Benefits Of Proposed Amendments: Paramount

Paramount Will Be Well Positioned, Post Transaction, To Pursue
Strategic Growth

Anticipated Timing / Approvals

Mailing of Circular,
Proxy Statement:
On or about October 20, 2009
Meeting Date (if
required):
November 13, 2009
Approvals: For the proposed amendments to be approved either:
(a) holders of at least 66 % of the principal amount of each of the 2010 Debentures and the 2011 Debentures sign and deposit an instrument in writing that will accompany the Circular; or
(b) holders of at least 66 % of the principal amount of each of the 2010 Debentures and the 2011 Debentures (each voting separately as a series), in each case, present or represented by proxy vote for the proposed amendments at a meeting of
Debentureholders
Last Date for Receipt
of Consent/Proxy:
November 11, 2009
Record Date: October 9, 2009

Earnings Coverage Ratios (1)

Trust Income (before interest
and income tax reduction)
12 Months Ended
December 31, 2008
$79.0 million
$283.1 million
Earnings Coverage - As Reported
12 Months Ended
June 30, 2009
2.5X
9.3X
Interest Coverage
Interest Expense
$32.2 million
$30.3 million
Funds Flow
(2)
$275.4 million
$270.2 million
Coverage
8.6X
8.9X
Earnings Coverage – Pro Forma
(3)
Trust Income (before interest
and income tax reduction)
$79.0 million
$283.1 million
2.4X
9.0X Interest Coverage
Interest Expense $33.3 million
$31.5 million
Funds Flow
(2)
$274.3 million
$269.1 million
Coverage
8.2X
8.6X
(1) Earnings coverage ratios are calculated on a consolidated basis for both the twelve month period ended December 31, 2008 and for the twelve month period ended June 30, 2009 and are derived from audited annual financial information for the twelve month period ended December 31, 2009 and the interim unaudited financial information for the twelve month period ended June 30, 2009
(2) Funds flow from operations before change in non-cash working capital, settlement of asset retirement obligations and certain exploration costs
(3) Assumes the Amended Debentures are included in long-term debt and their respective carrying charges are included in interest expense

The Debenture Amendments:
• INCREASE, the coupon by 0.50% from 6.25% to 6.75%
• REDUCE, the conversion price to $8.40
• FOUR YEAR NON-CALL, until to October 31, 2013
• EXTEND, the maturity date to October 31, 2016
In Summary

Once in receipt of the Circular with accompanying Written Consent and Form of Proxy, to
CONSENT TO or VOTE FOR the Debenture Amendments, Debentureholders must:
Step 1. Mark the "CONSENTS TO/VOTES FOR" box on the Written Consent and Form of Proxy
Step 2. Sign and date the Written Consent and Form of Proxy
Step 3. Deposit with Computershare Trust Company of Canada, 100 University Avenue, 11th Floor,
South Tower, Toronto, Ontario  M5J 2Y1,  Attention:  Proxy Department, or Kingsdale
Shareholder Services Inc by Fax at 1-866-545-5580 as soon as practicable and in any event no later than 4:30 p.m. (Calgary time) on November 11, 2009.

Contact Information

NATIONAL BANK FINANCIAL INC.
130 King Street West,
Suite 3200
Toronto, Ontario
M5H 3T9
Tel: (416) 869-7516
Fax: (416) 869-6540
The Dealer Manager and Solicitation Firm are:
Any questions and requests for assistance may be directed to the Dealer Manager or the Solicitation Firm at their respective telephone numbers and locations set out above
KINGSDALE SHAREHOLDER SERVCIES INC.
130 King Street West,
Suite 2950
Toronto, Ontario
M5X 1C9
Toll Free Phone:  1-888-518-1558
Banks and Brokerages: 416-867-2272
1-866-545-5580 (FAX – Toll Free)

th
For Additional
Information:
Clay Riddell
Executive Chairman
Sue Riddell Rose
President & CEO
Cam Sebastian
VP Finance & CFO
Sue Showers
Investor Relations and
Communications Advisor
Suite 3200, 605 5 Avenue SW
Calgary, AB  T2P 3H5
(403) 269-4400
Fax (403) 269-4444
www.paramountenergy.com
Questions?
info@paramountenergy.com